Exhibit 32.2

Chief Financial Officer’s Certification required under Section 906 of Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Bankrate, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2011, as filed with the Securities and Exchange Commission (the “Report”), I, Edward J. DiMaria, Senior Vice President—Chief Financial Officer of the Company, certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that, to my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: August 15, 2011	/s/ Edward J. DiMaria
Edward J. DiMaria Senior Vice President—Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Bankrate, Inc. and will be retained by Bankrate, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.